Exhibit 99.1

Collegium Reports Record Fourth Quarter and Full-Year 2024 Financial Results

– Generated Record Quarterly and Full-Year Net Revenue of $181.9 Million and $631.4 Million –

– Reported Quarterly Jornay PM® Net Revenue of $29.3 Million and Pro Forma Full-Year Net Revenue of $100.7

Million –

– Achieved Quarterly and Full-Year GAAP Net Income of $12.5 Million and $69.2 Million –

– Delivered Record Quarterly and Full-Year Adjusted EBITDA of $107.7 Million and $401.2 Million –

– Ended 2024 with Cash, Cash Equivalents and Marketable Securities of $162.8 Million;
Repurchased $60.0 Million in Shares in 2024 –

– Reaffirmed Full-Year 2025 Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., February 27, 2025 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL) today reported its financial results for the quarter and full year ended December 31, 2024, and provided a business update.

“2024 was a year of strong execution for Collegium, marked by robust performance in our pain portfolio and the addition of Jornay PM, establishing our presence in neuropsychiatry and reaffirming our commitment to helping improve the lives of people living with serious medical conditions. This was made possible thanks to the dedication of our talented team,” said Vikram Karnani, President and Chief Executive Officer. “We drove record financial results in 2024 and are poised for a new phase of growth in 2025 and beyond. We are focused on growing Jornay PM, maximizing our pain portfolio, and strategically deploying capital to create value and continue to build a leading, diversified biopharmaceutical company.”

“We are proud to have delivered on our financial commitments and strategic priorities for 2024, including growing total revenue by 11% and adjusted EBITDA by 9%, generating robust operating cash flows in a year that we completed an acquisition, and deploying capital to expand and diversify our business while executing $60 million in share repurchases,” said Colleen Tupper, Chief Financial Officer. “We are in a position of financial strength, ending the year with net debt to adjusted EBITDA of less than two times. We are committed to creating long-term value for our shareholders by executing on our commercial priorities and strategically deploying capital in a disciplined manner.”

Business Highlights

●	Grew Jornay PM prescriptions 29% year-over-year and 11% quarter-over-quarter in the quarter ended December 31, 2024 (the 2024 Quarter). Pro forma Jornay PM net revenue was $100.7 million in 2024 and expected to be in excess of $135 million in 2025.
●	Grew Belbuca® total prescriptions 5.6% year-over-year and 2.9% quarter-over-quarter in the 2024 Quarter. Belbuca net revenue was a record $55.2 million in the 2024 Quarter, up 12% year-over-year.
●	Xtampza® ER net revenue was a record $51.5 million in the 2024 Quarter, up 6% year-over-year.
●	Appointed Nancy S. Lurker to Collegium’s Board of Directors, effective February 4, 2025. Ms. Lurker most recently served as President and Chief Executive Officer of EyePoint Pharmaceuticals, Inc. until 2023, when she transitioned to the role of Executive-Vice Chair of its Board of Directors.
●	In 2024, repurchased $60.0 million in shares, including $25.0 million repurchased in the fourth quarter of 2024 and $35.0 million repurchased through an accelerated share repurchase program in May 2024.

Financial Guidance for 2025

The Company reaffirms its full-year 2025 guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$735.0 to $750.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$220.0 to $230.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$435.0 to $450.0 million

Financial Results for Quarter Ended December 31, 2024

●	Product revenues, net were $181.9 million for the 2024 Quarter, compared to $149.7 million for the quarter ended December 31, 2023 (the 2023 Quarter), representing a 22% increase year-over-year.
●	GAAP operating expenses were $60.2 million for the 2024 Quarter, compared to $32.9 million for the 2023 Quarter, representing an 83% increase year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $51.1 million for the 2024 Quarter, compared to $25.9 million for the 2023 Quarter, representing a 97% increase year-over-year.
●	GAAP net income for the 2024 Quarter was $12.5 million, with $0.39 GAAP earnings per share (basic) and $0.36 GAAP earnings per share (diluted), compared to GAAP net income for the 2023 Quarter of $31.9 million, with $0.99 GAAP earnings per share (basic) and $0.82 GAAP earnings per share (diluted). Non-GAAP adjusted net income for the 2024 Quarter was $68.5 million, with $1.75 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2023 Quarter of $64.2 million, with $1.58 adjusted earnings per share.
●	Adjusted EBITDA for the 2024 Quarter was $107.7 million, compared to $104.2 million for the 2023 Quarter, representing a 3% increase year-over-year.
●	The Company exited the 2024 Quarter with cash, cash equivalents and marketable securities of $162.8 million, down from $310.5 million as of December 31, 2023. During 2024, $200.0 million of cash on hand funded the acquisition of Ironshore Therapeutics and $60.0 million funded share repurchases as part of the Company’s share repurchase program.

Financial Results for Year Ended December 31, 2024

●	Product revenues, net were $631.4 million for the year ended December 31, 2024 (FY 2024), compared to $566.8 million for the year ended December 31, 2023 (FY 2023), representing an 11% increase year-over-year.
●	GAAP operating expenses were $207.4 million for FY 2024, compared to $159.2 million for FY 2023, representing a 30% increase year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $150.6 million for FY 2024, compared to $123.6 million for FY 2023, representing a 22% increase year-over-year.
●	GAAP net income for FY 2024 was $69.2 million, with $2.14 GAAP earnings per share (basic) and $1.86 GAAP earnings per share (diluted), compared to GAAP net income for FY 2023 of $48.2 million, with $1.43 GAAP earnings per share (basic) and $1.29 GAAP earnings per share (diluted). Non-GAAP adjusted net income for FY 2024 was $254.8 million, with $6.45 adjusted earnings per share, compared to non-GAAP adjusted net income for FY 2023 of $223.3 million, with $5.47 adjusted earnings per share.
●	Adjusted EBITDA for FY 2024 was $401.2 million, compared to $367.0 million for FY 2023, representing a 9% increase year-over-year.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, February 27, 2025, at 4:30 p.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical Fourth Quarter and Full-Year 2024 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is building a leading, diversified biopharmaceutical company committed to improving the lives of people living with serious medical conditions. The Company has a leading portfolio of responsible pain management medications and recently acquired Jornay PM, a treatment for ADHD, establishing a presence in neuropsychiatry. Collegium’s strategy includes growing its commercial portfolio, with Jornay PM as the lead growth driver, and deploying capital in a disciplined manner. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

We may discuss the following financial measures that are not calculated in accordance with GAAP in our quarterly and annual reports, earnings press releases, and conference calls.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business;
●	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis; and
●	we exclude other expenses, from time to time, that are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2025 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed,"

"continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2025 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to realize the anticipated benefits associated with the acquisition of Ironshore; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency (DEA), compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contacts:
Ian Karp

Vice President, Investor Relations

ir@collegiumpharma.com

Danielle Jesse
Director, Investor Relations
ir@collegiumpharma.com

Media Contact:
Cheryl Wheeler

Head of Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	December 31,	December 31,
	2024	2023
Cash and cash equivalents	$70,565	$238,947
Marketable securities	92,198	71,601
Accounts receivable, net	228,540	179,525
Inventory	35,560	32,332
Prepaid expenses and other current assets	30,394	15,195
Property and equipment, net	14,329	15,983
Operating lease assets	5,822	6,029
Intangible assets, net	891,402	421,708
Restricted cash	26,047	1,047
Deferred tax assets	98,033	26,259
Other noncurrent assets	8,368	825
Goodwill	162,333	133,857
Total assets	$1,663,591	$1,143,308

Accounts payable and accrued liabilities	76,058	46,263
Accrued rebates, returns and discounts	338,642	227,331
Business combination consideration payable	28,956	—
Term notes payable	615,316	405,046
Convertible senior notes	237,172	262,125
Operating lease liabilities	6,810	7,112
Deferred royalty obligation	120,613	—
Deferred revenue	10,000	—
Contingent consideration	1,182	—
Shareholders’ equity	228,842	195,431
Total liabilities and shareholders’ equity	$1,663,591	$1,143,308

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Product revenues, net	$181,949	$149,745	$631,449	$566,767
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	28,190	20,601	88,801	94,838
Intangible asset amortization and impairment	55,471	34,514	165,304	145,760
Total cost of product revenues	83,661	55,115	254,105	240,598
Gross profit	98,288	94,630	377,344	326,169
Operating expenses
Selling, general and administrative	63,091	32,942	210,363	159,208
Gain on fair value remeasurement of contingent consideration	(2,914)	—	(2,914)	—
Total operating expenses	60,177	32,942	207,449	159,208
Income from operations	38,111	61,688	169,895	166,961
Interest expense	(22,654)	(19,281)	(73,974)	(83,339)
Interest income	1,812	4,303	13,976	15,615
Loss on extinguishment of debt	—	—	(11,329)	(23,504)
Income before income taxes	17,269	46,710	98,568	75,733
Provision for income taxes	4,733	14,770	29,378	27,578
Net income	$12,536	$31,940	$69,190	$48,155

Earnings per share — basic	$0.39	$0.99	$2.14	$1.43
Weighted-average shares — basic	32,078,621	32,301,211	32,273,850	33,741,213

Earnings per share — diluted	$0.36	$0.82	$1.86	$1.29
Weighted-average shares — diluted	40,109,649	41,279,981	40,424,180	41,788,125

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP net income	$12,536	$31,940	$69,190	$48,155
Adjustments:
Interest expense	22,654	19,281	73,974	83,339
Interest income	(1,812)	(4,303)	(13,976)	(15,615)
Loss on extinguishment of debt	—	—	11,329	23,504
Provision for income taxes	4,733	14,770	29,378	27,578
Depreciation	1,041	949	3,856	3,496
Amortization	55,471	34,514	165,304	145,760
Stock-based compensation	7,596	7,002	32,400	27,136
Litigation settlements	—	—	—	8,500
Recognition of step-up basis in inventory	3,968	—	5,269	15,116
CEO transition expense	—	—	3,051	—
Acquisition related expenses	4,443	—	24,329	—
Gain on fair value remeasurement of contingent consideration	(2,914)	—	(2,914)	—
Total adjustments	$95,180	$72,213	$332,000	$318,814
Adjusted EBITDA	$107,716	$104,153	$401,190	$366,969

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP operating expenses	$60,177	$32,942	$207,449	$159,208
Adjustments:
Stock-based compensation	7,596	7,002	32,400	27,136
Litigation settlements	—	—	—	8,500
CEO transition expense	—	—	3,051	—
Acquisition related expenses	4,443	—	24,329	—
Gain on fair value remeasurement of contingent consideration	(2,914)	—	(2,914)	—
Total adjustments	$9,125	$7,002	$56,866	$35,636
Adjusted operating expenses	$51,052	$25,940	$150,583	$123,572

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
GAAP net income	$12,536	$31,940	$69,190	$48,155
Adjustments:
Non-cash interest expense	4,664	1,963	9,729	8,635
Loss on extinguishment of debt	—	—	11,329	23,504
Amortization	55,471	34,514	165,304	145,760
Stock-based compensation	7,596	7,002	32,400	27,136
Litigation settlements	—	—	—	8,500
Recognition of step-up basis in inventory	3,968	—	5,269	15,116
CEO transition expense	—	—	3,051	—
Acquisition related expenses	4,443	—	24,329	—
Gain on fair value remeasurement of contingent consideration	(2,914)	—	(2,914)	—
Income tax effect of above adjustments (1)	(17,245)	(11,252)	(62,880)	(53,526)
Total adjustments	$55,983	$32,227	$185,617	$175,125
Non-GAAP adjusted net income	$68,519	$64,167	$254,807	$223,280

Adjusted weighted-average shares — diluted (2)	40,109,649	41,279,982	40,424,180	41,788,125
Adjusted earnings per share (2)	$1.77	$1.58	$6.45	$5.47

(1)

The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate to the items that have a tax effect. The blended federal and state statutory rate for the three months ended December 31, 2024 and 2023 were 25.3% and 25.9%, respectively; and the blended federal and state statutory rate for the years ended December 31, 2024 and 2023 were 26.5% and 25.9%, respectively. As such, the non-GAAP effective tax rates for the three months ended December 31, 2024 and 2023 were 23.5% and 25.9%, respectively; and the non-GAAP effective tax rates for the years ended December 31, 2024 and 2023 were 25.3% and 23.4%, respectively.

(2)

Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for our convertible notes in accordance with ASC 260, Earnings per Share. As such, adjusted weighted-average shares – diluted includes shares related to the assumed conversion of our convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income. For the three months ended December 31, 2024 and 2023, adjusted weighted-average shares – diluted includes 6,606,305 and 7,509,104 shares, respectively, attributable to our convertible notes. For the years ended December 31, 2024 and 2023, adjusted weighted-average shares – diluted includes 6,606,305 and 6,793,421 shares, respectively, attributable to our convertible notes. In addition, adjusted earnings per share includes other potentially dilutive securities to the extent that they are not antidilutive.